EXHIBIT 10.3

                                     THE PMC

                            EDC PLAN TRUST AGREEMENT
                            ------------------------

                                     THE PMC

                            EDC PLAN TRUST AGREEMENT
                            ------------------------

                                TABLE OF CONTENTS




                                                                     PAGE
                                                                     ----
ARTICLE I
      DEFINITIONS.................................                     3

ARTICLE II
      CREATION OF THE TRUST.......................                     4

ARTICLE III
      CORPORATION'S DUTIES........................                    10

ARTICLE IV
      TRUSTEE'S DUTIES............................                    14

ARTICLE V
      INVESTMENT COMMITTEE'S DUTIES...............                    24

ARTICLE VI
      AMENDMENT AND TERMINATION...................                    28

ARTICLE VII
      COMMUNICATIONS..............................                    29

ARTICLE VIII
      IMMUNITY AND PROTECTION.....................                    31

ARTICLE IX
      MISCELLANEOUS...............................                    32

                                     THE PMC

                            EDC PLAN TRUST AGREEMENT


                THIS TRUST AGREEMENT is made as of the ____ day of ____________, 1994, by and between Pennsylvania Manufacturers Corporation (the "Corporation"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and CoreStates Bank, N.A., a national banking association, having its principal place of business in Philadelphia, PA (the "Trustee").

                              W I T N E S S E T H:

                WHEREAS, the Corporation has incurred and expects to continue to incur certain unfunded retirement income and death benefit liabilities to or with respect to certain key management employees pursuant to the terms of The PMC Executive Deferred Compensation Plan and any other plan or plans of the Corporation, as the Corporation may decide to cover under the Trust (hereinafter collectively referred to as the "Plans" or individually as a "Plan"); and

                WHEREAS, the Plans are intended to constitute a nonqualified deferred compensation program for a select group of management or highly compensated employees as described under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

                WHEREAS, all retirement income and death benefits under the Plans are payable by the Corporation from its general revenue and assets; and

                WHEREAS, the Corporation determined to provide additional assurance to some or all such key employees (the "Participants") and their surviving spouses, dependent children, beneficiaries or estates under the Plans (collectively, the "Beneficiaries") that their unfunded retirement income and death benefits under each Plan will in the future be met or substantially met by application of funds accumulated in an irrevocable trust fund; and

                WHEREAS, pursuant to the foregoing determination the Corporation established in 1988 an irrevocable trust fund with respect to the benefits to be provided to the Participants and Beneficiaries in The PMC Executive Deferred Compensation Plan and appointed Provident National Bank to serve as trustee of the trust fund; and

                WHEREAS, Provident National Bank is no longer serving as trustee, and the Corporation now desires the Trustee to act as successor trustee of the trust fund established in 1988; and

                WHEREAS, the trust continued by this Agreement is intended to be a "grantor trust" with the corpus and income of the trust being treated as the assets and income of the Corporation pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code").

                NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Corporation and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                1.1 "Agreement" means this Trust Agreement entered into between the Corporation and the Trustee.

                1.2 "Beneficiary" means the person, trust, estate, or other entity, if any, that becomes entitled to benefits under the Plan by reason of the death of a Participant.

                1.3 "Board of Directors" means the Corporation's Board of Directors or any committee thereof which is authorized to act on behalf of the Board of Directors.

                1.4 "Corporation" means Pennsylvania Manufacturers Corporation and any successor thereto, or to the business thereof, by whatever form or manner resulting.

                1.5 "Custodian" means any custodian appointed by the Investment Committee to hold the Directed Fund.

                1.6 "Directed Fund" means all or such portion of the Fund that is established as a separate fund pursuant to Section 4.4 hereof.

                1.7 "Fund" means the money and property held by the Trustee under this Agreement.

                1.8 "Insolvent" means that (i) the Corporation is unable to pay its debts as they become due or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States
Bankruptcy Code.

                1.9 "Investment Committee" means the committee designated in
Article V hereof to be responsible for the investment and management of the Directed Fund.

                1.10 "Participant" means each employee who is entitled to a benefit from a Plan.

                1.11 "Plan" or "Plans" means The PMC Executive Deferred Compensation Plan and any other plan providing supplemental retirement or death benefits which the Corporation decides to cover under this Agreement. Each such Plan, other than The PMC Executive Deferred Compensation Plan, shall be listed on Appendix A attached hereto. Each use of the singular term shall be deemed a reference to each Plan individually.

                1.12 "Trust" means the trust provided for under this Agreement which shall be known as "The PMC EDC Plan Trust".

                1.13 "Trustee" means the successor trustee of the Trust. The successor trustee of the Trust is CoreStates Bank, N.A.

                1.14 "Valuation Date" means each day that the New York Stock Exchange is open for business.

                                   ARTICLE II

                            CONTINUATION OF THE TRUST

                2.1 Trustee's Acceptance. The Corporation, by execution of this Agreement, appoints CoreStates Bank, N..A. as successor trustee. The Trustee, by execution of this Agreement, accepts its appointment and the Trust transferred to it from the predecessor trustee on the terms and subject to the provisions set forth herein, and the Trustee agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Agreement.

                2.2 Continuation of Trust. Subject to the claims of the Corporation's creditors as set forth in Section 2.5 hereof, the Trustee shall continue the Trust consisting of the assets heretofore held by the predecessor trustee and such additional sums of money and other property as the Corporation in its sole discretion may from time to time pay or deliver to the Trustee to be held, administered and disposed of by the Trustee pursuant to the terms of this Agreement.

                2.3 Purpose of Trust. The Trust is being continued by the Corporation and the Trustee for the purpose of accumulating funds to pay benefits under the Plans to Participants and their Beneficiaries and of defraying the reasonable expenses of administering the Plans and Trust, provided that until paid to the Participants, or their Beneficiaries, or returned to the Corporation pursuant to the terms of the Plans or this Agreement, the Fund shall remain subject to the claims of the Corporation's general creditors as provided in Section 2.5 hereof. Payments from the Fund to Participants or their Beneficiaries shall be in discharge of the Corporation's liability to such Participants or Beneficiaries under the terms of the Plans to the extent of such payments.

                2.4 Unfunded Status. The Corporation represents to the Trustee that the Plans are unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Corporation or its subsidiaries and, as such, is exempt from the requirements of ERISA, except for the enforcement provisions of ERISA, and for applicable administrative and reporting and disclosure requirements, compliance with which shall be the sole responsibility of the Corporation. The continuation of the Trust and maintenance of the Fund are not intended to cause the Plans to be, and this Agreement shall not be construed, interpreted or carried out in a manner which would cause the Plans to be, funded plans for purposes of the applicable provisions of ERISA and the Code.

                2.5 Claims of Creditors. The Fund shall at all times during the continuance of the Trust be subject to the claims of the general creditors of the Corporation under federal or state law as set forth below. Within 30 days after the Corporation becomes Insolvent, the Corporation, through its Board of Directors or its Chief Executive Officer, shall give notice of such event to the Trustee. If the Trustee (i) shall receive such notice or in the absence of such notice, shall acquire actual knowledge that the Corporation is in fact Insolvent, or (ii) after receipt of a written allegation of the Corporation's insolvency, as hereinafter provided, shall make a determination that the Corporation is in fact Insolvent, the Trustee shall thereafter for so long as such condition or proceeding exists suspend all payments from the Fund to Participants and Beneficiaries and apply the Fund and make distributions therefrom only as a court of competent jurisdiction shall direct.

                (a) Except as hereinafter provided and unless the Trustee has actual knowledge that the Corporation is Insolvent, the Trustee shall have no duty to inquire into whether the Corporation is Insolvent. However, if a person claiming to be a creditor of the Corporation alleges in writing to the Trustee that the Corporation has become Insolvent, the Trustee within thirty (30) days after receipt of such notice, shall request the Corporation to provide the Trustee with a written statement confirming whether or not the Corporation is Insolvent and pending the receipt of such statement, the Trustee shall discontinue payments of any benefits, shall hold the Fund for the benefit of the Corporation's general creditors and shall resume payments of benefits only after the Trustee has obtained a written statement from the Corporation that it is not Insolvent. The Trustee may in all events rely on such evidence concerning the Corporation's solvency as may be furnished to the Trustee by the Corporation and that provides the Trustee with a reasonable basis for making a determination concerning the Corporation's solvency.

                (b) Nothing in this Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Corporation with respect to benefits due under the Plans or otherwise.

                (c) For purposes of this Section 2.5, "notice" shall mean actual receipt of written notification by an employee of the Trustee's Trust Department. The Trustee shall not be deemed to have notice of facts or events in public records or received by other departments of the Trustee.

                2.6 Unsecured Interests. No Participant or Beneficiary shall have a secured interest in the Fund and, notwithstanding the existence of the Trust to provide a source of funds for the payment of the benefits payable under the Plans, the rights of each Participant and Beneficiary with respect to benefits under the Plans are those of an unsecured general creditor of the Corporation. Neither the Plans nor their Participants and Beneficiaries shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid as benefits under Section
3.6 hereof. The Corporation agrees, however, that during the existence of the Trust the Corporation shall not permit or cause, or amend this Agreement to permit or cause, the Fund, or any part thereof, to be used for or diverted to purposes other than the payment of benefits under the Plans to Participants and their Beneficiaries, except as may be required to satisfy the claims of creditors of the Corporation in a bankruptcy or other insolvency proceeding under federal or state law.

                2.7 Make-Up of Missed Payments. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 2.5 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Participants and Beneficiaries in accordance with the Plans during the period of such discontinuance, less the aggregate amount, if any, of payments made to the Participants and Beneficiaries by the Corporation in lieu of the payments provided for hereunder during any such period of discontinuance. The Corporation shall advise the Trustee of the aggregate amount payable in accordance with Section 3.6 hereof for the period of the discontinuance.

                2.8 Grantor Trust. It is intended that the Trust constitute a "grantor trust" under Sections 671 through 679 of the Code. Accordingly, the Corporation acknowledges and agrees that it is the owner of the Trust for income tax purposes and that, as such, all items of income, deduction and credit of the Fund shall be included in the Corporation's income tax returns. However, except as necessary to satisfy the Corporation's obligation upon a distribution to withhold taxes and to pay over such withheld amounts to the appropriate taxing authorities, neither the Corporation nor the Trust shall have any obligation or liability for the payment of any income, estate, gift, employment or other taxes payable by a Participant or Beneficiary, or the estate of a Participant or Beneficiary, with respect to benefits payable under the Plans. Except in the case of fiduciary returns which are required to be filed by the Trustee, the Corporation shall have the sole responsibility to file any tax returns, reports or other information as may be required by any federal, state, local or other taxing or governmental authority with respect to the Trust, its income and distributions and withholding therefrom.

                                   ARTICLE III

                              CORPORATION'S DUTIES

                3.1 Contributions. The Corporation shall make such contributions to the Trust to accumulate funds to provide benefits under the Plans as shall be determined from time to time by the Board of Directors of the Corporation in its sole discretion. Such contributions may, but need not, be made in accordance with a funding policy established by the Corporation with the assistance of such outside consultants or actuaries as the Corporation deems advisable. No person, including, without limitation, the Trustee, any Participant or former Participant, or any Beneficiary thereof, shall have the right to require the Corporation to make any contribution to the Trust or to question the accuracy or correctness of any amounts so contributed.

                3.2 Benefit Obligations. Except to the extent that benefits to which a Participant, or the Beneficiary thereof, is entitled under the Plan are actually paid from the Fund, nothing contained in this Agreement shall relieve the Corporation of its obligations under the Plan to or with respect to such Participant or Beneficiary.

                3.3 Investment Policy. The Corporation shall determine the investment policy for the Fund pursuant to which the Trustee shall exercise its investment responsibilities. The Corporation may appoint one or more investment managers in addition to, or in lieu of, the Trustee to exercise investment responsibility with respect to the Fund.

                3.4 Furnishing Information. The Corporation shall maintain, and furnish the Trustee with such reports, documents, and information as shall be required by the Trustee to carry out its obligations under this Agreement.

                3.5 Accounts. The Corporation, if it so elects or if required by any Plan, shall establish and maintain an account or accounts (the "Account" or "Accounts") with respect to the benefits of one or more Participants or Beneficiaries and to allocate any amounts theretofore received by the Trustee and any earnings thereon to such Account or Accounts. The Corporation shall have responsibility for maintenance of all Account records. Accounts shall be valued on a daily basis to reflect the realized and unrealized gains and losses and the income and expenses of the Fund.

                (a) Once established, an Account shall be maintained with respect to the benefits of each Participant until it has been liquidated through distribution to the Participant, or a Beneficiary thereof, or until the Corporation's obligations, if any, under the Plan with respect thereto have been satisfied, or until the Account has been exhausted by reason of the application of the Fund to satisfy the claims of the Corporation's creditors in a bankruptcy or insolvency preceding under federal or state law, whichever occurs first.

                (b) If any amounts remain in an Account after satisfaction of all the Corporation's obligations under the Plan to the Participant with respect to whom the Account is maintained, the remaining amounts shall be allocated to other Accounts then existing under the Fund in the proportion that the value of each such other Account bears to the value of all such other Accounts. In the event amounts remain in the Fund after satisfaction of the Corporation's legal liability under the Plan to all Participants with respect to whose benefits Accounts have been maintained, such excess shall be returned to the Corporation.

                3.6 Payment from Fund. At such time as a Participant, or the Beneficiary thereof, is entitled to a payment or the receipt of benefits from the Plans, he shall be entitled to receive from the Fund the amount to which he is entitled under the terms of the Plans unless he receives such payment or benefit directly from the Corporation. The Trustee shall make payments from the Fund to each Participant or Beneficiary entitled thereto under each Plan promptly upon receipt of a written direction from the Corporation stipulating the date and amount to which the Participant or Beneficiary is entitled under each Plan. Each such benefit payment shall be charged against the Account, if any, maintained with respect to the benefits of such Participant or Beneficiary. The Trustee shall not be required to engage in its own independent investigation regarding any such payment, but shall provide the

Corporation with written confirmation of the fact and amount of such payment after it is made.

                3.7 Responsibility for Taxes. The Corporation shall be responsible for (i) providing instructions to the Trustee with respect to all taxes to be deducted and withheld from payments to Participants and Beneficiaries from the Fund; (ii) paying to the appropriate taxing authorities all income and employment taxes withheld from any payments made from the Trust;
(iii) furnishing to each person receiving payment or distribution from the Trust appropriate tax information evidencing such payment or distribution and the amount thereof including amounts of taxes withheld; (iv) payment of the employer's portion of any employment taxes payable with respect to benefit payments made by the Trust; and (v) preparing and filing all information reports required to be filed with any federal, state, or local government agency or authority with respect to payments from the Trust. Failure by the Corporation to comply with any or all of the foregoing matters or to provide the Trustee with instructions or other information relating to such matters shall not, however, relieve the Trustee of its obligation to make payments to Participants in accordance with the provisions of this Agreement.

                3.8 Enforcement. The Corporation shall have the right to enforce any provisions of this Agreement. In any action or proceeding affecting the Trust the only necessary parties shall be the Corporation and the Trustee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in the Trust.

                3.9 No Unrelated Trade or Business. Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Reg. Section 301.7701-2 promulgated pursuant to the Code.

                                   ARTICLE IV

                                TRUSTEE'S DUTIES

                4.1 Exclusivity of Agreement. The Fund shall be held in trust by the Trustee. The sole responsibilities, powers and duties of the Trustee with respect to the Trust and the Fund shall be as set forth in this Agreement.

                4.2 Investment Authority.

                (a) Subject to the provisions of Section 4.4 hereof and to such investment policies or guidelines as the Corporation shall establish for the Fund and deliver to the Trustee in writing, the Trustee shall invest and reinvest the Fund, without distinction as to principal and income, in any property, whether real, personal or mixed, and wherever situate, including without limitation, capital, common and preferred stocks, and corporate and governmental or other obligations, whether secured or unsecured; all without being limited or restricted to investments of a character authorized for trustees or other fiduciaries under any present or future laws and, except as otherwise required by Federal law, without regard to the proportion any such property may bear to the entire amount of the Fund. The Trustee may hold uninvested such cash as it considers to be required for current expenditures.

                (b) Specifically, but not by way of limitation, the Trustee is authorized and empowered to invest all or any part of the Trust in any common or collective trust fund or pooled investment fund presently or hereafter maintained by the Trustee or by any affiliate of the Trustee as the same may be amended from time to time, and the Declaration of Trust establishing such common or collective fund is hereby made a part hereof as if set forth at length herein. The assets of the Fund invested in said common or collective trust shall be held and administered by the Trustee strictly in accordance with the terms of the instrument creating such common or collective trust, and the combining of assets of the Trust with assets of other trusts in such common or collective trust fund is specifically authorized hereby; provided, however, that prior to investing any portion of the Trust in any such common or collective trust for the first time the Trustee shall obtain the written permission of the Corporation.

                (c) The Trustee, in its discretion, may keep such portion of the Fund in cash or cash balances or hold all or any portion of the Fund in savings accounts, certificates of deposit, and other types of time or demand deposits which bear a reasonable rate of interest with any financial institution or quasi-financial institution, either domestic or foreign (including the Trustee or any such institution operated or maintained by the Trustee in its corporate capacity) as the Trustee may from time to time determine to be in the best interests of the Fund.

                (d) The Trustee may register, hold or retain any real or personal property, investments or instruments, or certificates representing same (including, without limitation, stocks, bonds or other securities) in its own name or in the name of its nominee, or may keep same unregistered and may retain same in such condition that title or interest may pass by delivery.

                4.3 Trustee's Powers. In addition to the powers elsewhere conferred upon the Trustee under this Agreement, in the Plans or by law, the Trustee shall have the following power and authority, without court approval, with respect to all property constituting part of the Fund:

                (a) Sell, transfer, exchange, pledge, lease or otherwise dispose of such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof;

                (b) Borrow funds to the extent temporarily required to make any payment or investment authorized by this Agreement;

                (c) Exercise all rights of ownership with respect to all stocks, securities and other property owned by the Trust, including, without limitation, the power and authority to exercise voting rights, to participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions, and to exercise any options, subscription rights and conversion privileges;

                (d) Carry investments in its own name, in the name of a nominee or in bearer form, deposit investments with any recognized depository institution or clearing corporation, or hold investments in the book entry system of any federal reserve bank or in any equivalent book entry system;

                (e) Employ agents, custodians, accountants, counsel and investment advisers and pay their reasonable expenses and compensation;

                (f) If so directed by the Corporation, fund or provide benefits by the purchase of insurance or annuity contracts issued by insurance companies licensed to do business in any state in which the Trustee does business;

                (g) Purchase brokerage services, including such services provided by an affiliate of the Trustee, provided that such purchase does not constitute a prohibited transaction for which no exemption exists;

                (h) Exercise itself or by general or limited power of attorney, any right, including the right to vote, incident to any security or other property held by it;

                (i) Sue to enforce, defend, compromise, arbitrate or settle any claim, law suit or other judicial proceeding involving the Fund, provided that the Trustee shall not be required to take any action with respect to any such claim unless directed to do so by the Corporation and unless provided with such assurance of indemnification as is satisfactory to the Trustee; and

                (j) Perform all acts which the Trustee shall deem necessary or appropriate to perform its duties and discharge its responsibilities under this Agreement.

                4.4 Directed Fund.

                (a) The Investment Committee may at any time direct the Trustee in writing to segregate all or a specified portion of the Fund into a Directed Fund and to have the Directed Fund held by the Custodian. The Trustee shall execute any and all documents which are necessary or appropriate in order to implement the appointment of the Custodian.

                (b) The Trustee's responsibilities with respect to the Directed Fund shall be governed by this Section 4.4. The Trustee through the Custodian shall invest and reinvest the principal and income of the Directed Fund and keep the Directed Fund invested, without distinction between principal and income, in the manner directed by the Participants pursuant to paragraph (c), below. The Trustee shall have no responsibility for the selection of investment options available in the Directed Fund and shall not render investment advice to any person in connection with the selection of such options.

                (c) The Investment Committee shall direct the Trustee through the Custodian as to the investment options in which the Participants may invest, provided that each such investment option shall involve securities issued by the investment companies which are part of The Vanguard Group of Investment Companies. If permitted by any of the Plans, each Participant shall direct the Investment Committee in which of the investment options to invest the assets in the Participant's Account or Accounts maintained pursuant to such Plan.

                (d) Furthermore, the assets in the Directed Fund which are received from the predecessor trustee shall be invested in a money market fund which is part of The Vanguard Group of Investment Companies until the Investment Committee receives a full reconciliation of such assets from the predecessor trustee, at which time (or as soon as administratively practicable thereafter) such assets shall then be invested pursuant to the proper directions from the Participants.

                (e) If the Custodian does not receive instructions from the Investment Committee with respect to the Directed Fund, the Custodian shall, after providing notice to the Investment Committee, invest such amounts in a money market fund which is part of the Vanguard Group of Investment Companies.

                (f) It is understood by the parties hereto that while the Trustee may perform certain ministerial duties with respect to the Directed Fund, such duties do not involve the exercise of any discretionary authority or other authority to manage the assets of the Directed Fund. It is agreed between the parties to this Agreement that the Trustee is not undertaking any duty or obligation expressed or implied to review and will not be deemed to have any knowledge of or responsibility with respect to or to have participated in any transaction involving the investment of the Directed Fund as a result of the performance of, or information received in the course of performing, any ministerial duties.

                4.5 Compensation. The Trustee shall be entitled to such compensation and fees for its services under this Agreement as shall be agreed upon from time to time with the Corporation. Such compensation and fees shall be paid to the Trustee by the Corporation directly; but, if the Corporation shall fail to do so, the Trustee shall be entitled to withdraw all amounts to which it is entitled from the Fund, to the extent the Fund is sufficient, and to the extent the Fund is not sufficient, the additional amounts due shall constitute a lien against the Fund.

                4.6 Contributions. The Trustee shall accept for deposit in the Fund all contributions made by the Corporation under this Agreement and shall promptly acknowledge receipt of same. The Trustee shall not be liable for any failure of the Corporation to make contributions sufficient to pay benefits under the Plans nor shall the Trustee have any responsibility to determine or to question the accuracy or correctness of any amounts contributed by the Corporation.

                4.7 Benefit Payments. Upon receipt of a direction from the Corporation, the Trustee shall promptly make benefit payments by its check, mailed to the payee at the address furnished to the Trustee by the Corporation. Taxes withheld from benefit payments pursuant to the instruction of the Corporation shall be forwarded to the Corporation for payment to the appropriate taxing authorities. All returns, records, and forms required to be filed with the Federal and local taxing authorities or delivered to each Participant and Beneficiary shall be the sole responsibility of the Corporation, and the Trustee shall not be liable for the failure of the Corporation to do so.

                4.8 Accounts and Records. The Trustee shall keep accurate and detailed accounts and records of all investments, receipts and disbursements and other transactions of the Trust, other than the Directed Fund. All such accounts, books and records shall be open at all reasonable times to inspection or audit by Participants and Beneficiaries and by any person designated by the Corporation.

                4.9 Valuations. The Trustee shall value the Fund, other than the Directed Fund, to reflect the fair market value on a daily basis.

                4.10 Transaction Statement. The Trustee shall furnish to the Corporation within 90 days after each Valuation Date, and in the event the Trust is terminated or a successor Trustee is appointed, within 90 days after such event, and at such other times as may be requested by the Corporation, a statement of transactions which sets forth all opening and closing balances, purchases, sales, receipts, disbursements and other transactions involving the Trust, other than the Directed Fund, since the date of the last statement of transactions of the Trustee (or covering such other period as may be specified by the Corporation). Such statement of transactions shall contain an exact description and the cost shown on the books of the Trust and the fair market value as of the date of the statement of transactions, of all assets of the Trust, other than the Directed Fund.

                4.11 Legal Advice. The Trustee is authorized from time to time to seek the advice of, and consult with, legal counsel with respect to any matter involving the Trust. Such counsel may, but need not, be legal counsel to the Corporation. The Trustee shall be fully protected with respect to any action taken or omitted in reliance upon the advice of legal counsel, except to the extent otherwise provided by law.

                4.12 Resignation and Removal. The Trustee may resign at any time by delivery of written notice of resignation to the Corporation. The Trustee may be removed by the Corporation at any time by delivery of written notice of such removal to the Trustee. Any such resignation or removal shall take effect as of a future date specified in the notice of same, which date shall not be earlier than the date 60 days after the day on which the notice is received, or such earlier date as may be agreed to by the Trustee and the Corporation, but in no event will any such resignation be effective until a successor trustee has been appointed. Upon such resignation or removal, a successor trustee, which shall be a bank having trust powers, shall be designated by the Corporation. As soon as practicable after a Trustee has resigned or has been removed hereunder, it shall deliver to the successor trustee the originals of all reports, records, documents, and other written information in its possession regarding the Plans, the Fund, and the Participants and shall deliver copies thereof to the Corporation and thereupon shall be entitled to all unpaid fees, compensation and reimbursements to which it is entitled under this Agreement. Delivery of the Fund to the successor trustee shall not waive any claim the Trustee may have against the Trust or the Corporation for its reasonable compensation or expenses.

                4.13 Directions and Reliance. The Trustee is expressly directed and required to act only in accordance with the provisions set forth in this Agreement, and shall be required and entitled to rely solely upon the information provided to it by the Corporation concerning the interests of Participants and Beneficiaries, including the anticipated and actual dates of, and amounts of, disbursements from the Fund.

                4.14 Insufficient Assets. The insufficiency of assets in the Trust shall not relieve the Corporation of its obligation or liability to make benefit payments otherwise due under the terms of any Plan.

                4.15 Judicial Settlement. Nothing contained in this Agreement shall be construed as depriving the Trustee or the Corporation of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions, the only necessary party thereto in addition to the Trustee shall be the Corporation.

                4.16 Indemnity of Trustee. The Corporation hereby indemnifies and holds the Trustee harmless from and against any and all losses, damages, costs, expenses or liabilities including reasonable attorneys' fees and other costs of any litigation, arbitration or administrative proceeding to which the Trustee may become subject to, arising out of, occasioned by, incurred in connection with or in any way associated with this Agreement, unless resulting from any act or omission constituting negligence or willful misconduct of the Trustee or a breach of the Trustee's fiduciary duty.

                                    ARTICLE V
                          INVESTMENT COMMITTEE'S DUTIES

                5.1 Appointment. The Corporation's Employee Benefit Plans Committee (the "EBP Committee") shall appoint an Investment Committee which shall serve at the pleasure of the EBP Committee. The members of the Investment Committee shall not receive any compensation from the Fund for their services as members of the Investment Committee. The EBP Committee may, at any time, appoint additional members or remove one or more of the members of the Investment Committee, and shall fill any vacancy in the membership of the Investment Committee caused by death, resignation or removal. In the event that a vacancy or vacancies shall occur on the Investment Committee, the remaining members or member shall act as the Investment Committee until the EBP Committee fills such vacancy or vacancies.

                5.2 Committee's Directions. Pursuant to Section 4.4 hereof, the Investment Committee shall, directly or through one or more investment advisors or other agents appointed by it as hereinafter provided, direct the Trustee through the Custodian with respect to the investment and reinvestment of the Directed Fund. The Investment Committee shall be solely responsible for any losses that shall arise by reason of its directions, and except as required by ERISA, the Trustee shall not be liable for the acts or omissions of the Investment Committee.

                5.3 Custodian and Investment Advisors.

                (a) The Investment Committee shall be entitled to direct the Trustee to retain one or more Custodians for the purpose of holding the Directed Fund.

                (b) The Investment Committee shall also be entitled to retain one or more investment managers or advisors for the purpose of directing the Trustee with respect to the investment and reinvestment of the Directed Fund. The Investment Committee shall have full power and authority to delegate to any such investment manager or advisor complete discretionary authority to direct the Trustee with respect to the investment and reinvestment of all or a portion of the Directed Fund, without any requirement that the Investment Committee be consulted prior to the giving of any such directions to the Trustee or the carrying out of such directions by the Trustee. The Trustee shall not be liable for the making, retention, or disposition of any investment or reinvestment so directed by any investment manager or advisor selected by the Investment Committee in good faith.

                5.4 Duty to Follow Directions. The Trustee shall be under no duty to question any direction of the Investment Committee, or of any investment manager or advisor appointed by the Investment Committee, or to review the desirability or propriety of retaining any of the securities or property held in trust, or to make suggestions with respect to the investment and reinvestment of the Directed Fund. The Trustee shall be fully protected in acting or omitting to act in accordance with or in the absence of such directions and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any such directions or as a result of inaction in the absence of such directions.

                5.5 Procedural Requirements. Subject to the provisions of this Agreement, the Investment Committee from time to time shall establish rules for the transaction of its business and shall appoint one of its members as Chairman and shall appoint a Secretary who may, but need not, be one of its members. The Secretary shall maintain minutes of the actions of the Investment Committee, and shall be authorized to certify to the Trustee or to any other person any action of or by the Investment Committee.

                5.6 Transacting Business. A majority of the members of the Investment Committee at the time in office may do any act which this Agreement authorizes or requires the Investment Committee to do. The action of such majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, or by telephone communication without a meeting, shall constitute the action of the Investment Committee and shall have the same effect for all purposes as if assented to by all members then in office. Where action is taken by members of the Investment Committee by telephone communication, such action shall be confirmed in writing by such members as soon as practicable thereafter. The Secretary shall cause each action taken in writing without a meeting, and each written confirmation of action taken by telephone, to be included in the minutes of the Investment Committee.

                5.7 Consultants. The Investment Committee may engage or consult with such investment advisors, actuaries, accountants, legal counsel, data processing services and other agents as it may deem necessary or desirable, and may charge the costs thereof to the Directed Fund to the extent such costs are not paid by the Corporation. The respective opinions of such investment advisors, actuaries, accountants, or legal counsel shall be full and complete authorization and protection in respect of any action taken by the Investment Committee in good faith in reliance thereon.

                5.8 Protection from Liability. No member of the Investment Committee shall be liable or responsible to the Corporation, or to any Participant or Beneficiary or to any other person or entity, on account of any matter connected with or related to the Fund or the Plan (including, without limitation, its directing the making, retention or sale of any investment or reinvestment), unless such member shall have acted in bad faith, or has been guilty of willful misconduct or gross negligence in respect to his duties as a member of the Investment Committee, and the Corporation shall indemnify and save each such member harmless from any liability (including liability for costs and attorney's fees) incurred in connection with his exercise of such duties except to the extent that such liability shall result from action taken by him in bad faith or from his willful misconduct or gross negligence.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

                6.1 Amendment. This Agreement may be amended by an instrument in writing adopted by the Board of Directors, provided, however, that Sections 2.3, 2.5, 6.2 and 9.5 hereof may not be amended and provided further, however, that no amendment to this Agreement shall be effective to change the duties or responsibilities of the Trustee unless agreed to by the Trustee in writing. Moreover, this Agreement shall be amended from time to time as necessary in order to maintain each Plan as an unfunded plan for purposes of ERISA, the Code or any other applicable law, to maintain the trust as a "grantor trust" and to insure that benefits paid to the Participants and Beneficiaries from the Fund will be deductible to the Corporation in the year of payment.

                6.2 Irrevocable. Subject to the provisions of Section 2.5 hereof, this Agreement and the Trust hereunder shall be irrevocable until the liability of the Corporation for the payment of all benefits to all Participants, and the Beneficiaries thereof, has been satisfied in full, or until the Fund contains no assets, whichever occurs first. After the satisfaction of all the Corporation's liabilities under the Plans this Trust shall terminate and any assets remaining in the Fund shall be returned to the Corporation after payment of all liabilities and expenses of the Fund.

                6.3 Distribution of Taxable Income. If and to the extent a Participant or Beneficiary shall be treated for federal income tax purposes as having received taxable income hereunder or under the Plan, prior to the date such amount is paid or made available to the Participant or Beneficiary from the Trust, an amount equal to the amount treated as having been received by such Participant or Beneficiary as taxable income shall be distributed to such Participant or Beneficiary. Any amount so distributed shall be treated as benefits paid to the Participant or Beneficiary under the Plan and shall be a complete discharge of the Corporation to the extent thereof.

                                   ARTICLE VII
                                 COMMUNICATIONS

                7.1 Notice.

                (a) Communications to the Corporation shall be addressed to the Corporation at PMA Building, 925 Chestnut Street, Philadelphia, PA 19107,
Attention: Chief Financial Officer; provided, however, that upon the Corporation's written request, such communications shall be sent to such other address as the Corporation may specify.

                (b) Communications to the Trustee shall be addressed to its Trust Department, at Broad and Chestnut Streets, Philadelphia, PA 19107; provided, however, that upon the Trustee's written request, such communications shall be sent to such other address as the Trustee may specify.

                (c) No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Corporation until it is received by the Corporation.

                7.2 Writing Required. Any action of the Corporation pursuant to this Agreement, including all orders, requests, directions, instructions, approvals and objections of the Corporation to the Trustee, shall be in writing signed on behalf of the Corporation by any duly authorized officer of the Corporation. The Trustee may rely on, and will be fully protected with respect to any such action taken or omitted in reliance on, any information, order, request, direction, instruction, approval, objection and list delivered to the Trustee by the Corporation.

                7.3 Agents. The Corporation may designate individuals or a committee to act on its behalf for purposes of some or all of the provisions of this Agreement. Such individuals or committee and their respective authorities and powers under this Agreement shall be designated by the Corporation in writing to the Trustee. Their authority shall continue until revoked in writing by the Corporation and received by the Trustee. The Trustee shall incur no liability for failure to act on such individuals' or committee's instructions without written designation from the Corporation.

                                  ARTICLE VIII
                             IMMUNITY AND PROTECTION

                8.1 Trustee Responsibility. In the performance of its duties under this Agreement, the Trustee shall exercise good faith and shall comply with the standard of care imposed upon it by law and with the terms of this Agreement. The Trustee shall have the authority to interpret its responsibilities hereunder and in the absence of fraud or breach of fiduciary responsibility, the Trustee's interpretation shall be conclusive.

                8.2 Reliance on Corporation Direction. Whenever the Trustee must or may act upon the direction or approval of the Corporation or the Investment Committee, it shall be fully protected in acting in accordance with the terms of the Plan or in accordance with directions given pursuant to this Agreement. In any instance in which the Trustee may act only upon the direction of the Corporation or of the Investment Committee, it shall also be fully protected in failing or refusing to act without such direction.

                8.3 Trustee's Liability to Corporation's Creditors. The Trustee shall have no liability to any creditor of the Corporation, except as to any assets remaining in the Trust at the time of actual physical delivery to the Trustee of a valid court order directing payment to such creditor of those assets or so much of them as is necessary to satisfy that order.

                8.4 Reliance on Documents. To the extent permitted by law, the Trustee shall be fully protected in acting in good faith upon any instrument, request, direction or other communication believed by it to be genuine and to be executed by the proper person or persons.

                8.5 Participation in Legal Proceedings. The Trustee shall not be obligated to institute, defend or participate in any legal or administrative action or proceeding, unless requested by the Corporation and indemnified by the Corporation against all costs and expenses, or unless such action or proceeding is occasioned by the fault of the Trustee or involves a question of the Trustee's fault.

                8.6 Third Parties. No persons dealing with the Trust shall be bound to see to the proper application of any money paid or property delivered to the Trustee, or to inquire into the validity or propriety of any act or transaction or the authority of the Trustee with respect thereto.

                                   ARTICLE IX
                                  MISCELLANEOUS

                9.1 Applicable Law. This Trust is created and accepted in the Commonwealth of Pennsylvania. All questions pertaining to the validity or construction of this Agreement and the acts and transactions of the parties hereto and their respective successors shall be determined in accordance with the laws of that Commonwealth, except as to matters governed by federal law.

                9.2 Employment Status. Nothing contained in this Agreement shall create, or be construed or interpreted to create, any new or additional obligations on the part of the Corporation to retain any person in its employ or otherwise interfere in any way with the right of the Corporation to discharge any employee.

                9.3 Invalid Provisions. Should any provision of this Agreement be determined by a court of competent jurisdiction to be unlawful or unenforceable, such determination shall not adversely affect the remaining provisions of this Agreement, unless it shall make impossible the maintenance or operation of the Trust for its intended purposes. To the extent any provision of this Agreement is determined to be unlawful or unenforceable, this Agreement shall be construed to be carried out to the fullest extent possible in a lawful and enforceable manner.

                9.4 Incorporation of Plan. Each Plan is expressly incorporated herein and made a part hereof with the same force and effect as if fully set forth herein. A copy of each Plan as in effect on the date hereof shall be delivered to the Trustee. The Corporation will also deliver to the Trustee a copy of any amendments to the Plans which are hereafter adopted. The terms of each Plan shall govern the amount, form and timing of benefit payments under the Plan to which the Participant is entitled. The incorporation of the Plan into this Agreement shall not cause the Plan to become irrevocable under the provisions of Section 6.2 hereof. The Corporation retains the right to modify or amend any of the provisions of the Plan or to terminate it as provided therein. The Trustee shall have no rights or obligations with respect to any of the provisions of the Plan.

                9.5 Nonalienation. No amount payable to or in respect of a Participant or Beneficiary at any time under the Trust shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge of any kind and any attempt to do so shall be void; nor shall any such amounts be, in any manner, liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary.

                9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and said counterparts shall constitute but one and the same instrument.

                9.7 Headings. All paragraph and Article headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                9.8 Entire Agreement. This Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, and supersedes all previous agreements or understandings among them.

                9.9 Merger of Trustee. The term "Trustee" shall include any successor trustee. If a Trustee or Custodian hereunder is a bank or trust company, any corporation resulting from any merger, consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as Trustee or Custodian hereunder without the execution of any instrument or any further action on the part of any party hereto or any Participant hereunder.

                IN WITNESS WHEREOF, the Corporation and the Trustee have entered into this Agreement as of the date first above written.

Attest:                                             PENNSYLVANIA MANUFACTURERS
                                                           CORPORATION


John Stulak                                        By:/s/ Robert Gaffney
-------------------------------                    -----------------------------
        Secretary                                  Title: Vice President


Attest:                                            CORESTATES BANK, N.A.



/s/ Kenneth E. Bachmann                            By:/s/ Celeste Rau
-------------------------------                    -----------------------------
Title:                                             Title: